Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 of our report dated March 22, 2016, except for the effects of the stock split described in Note 4 as to which the date is April 8, 2016, relating to the financial statements and financial statement schedule of SecureWorks Corp. (Successor), which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia

April 11, 2016